UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2011

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia PA		19112-1495
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2011, Urban Outfitters, Inc. (the “Company”) appointed Freeman M. Zausner, age 63, as its Chief Operating Officer. Mr. Zausner previously held the position of Chief Administrative Officer of the Company for the past 8 years.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 17, 2011, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders voted on (i) the election of each of the Company’s three nominees for Class II Director to serve a term initially expiring at the Annual Meeting of Shareholders in 2014, (ii) an advisory resolution on executive compensation, (iii) an advisory vote on the frequency of future advisory votes on executive compensation and (iv) a shareholder proposal that would require a new policy and report on board of directors diversity. The results of the voting were as follows:

1. Proposal No. 1. Election of Directors.

Directors	For	Withheld
Edward N. Antoian	131,810,109	4,731,466
Joel S. Lawson III	124,684,249	11,857,326
Glen T. Senk	111,407,635	25,133,940

2. Proposal No. 2. Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Vote
135,474,993	1,064,351	2,231	0

3. Proposal No. 3. Advisory vote on the frequency of future advisory votes on executive compensation.

3 Year	2 Year	1 Year	Abstain	Broker Non-Vote
67,239,218	3,542,481	65,741,653	18,223	0

Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has adopted a policy to hold an advisory vote on executive compensation every three years.

4. Proposal No. 4. Shareholder proposal requiring a new policy and report on board of directors diversity.

For	Against	Abstain	Broker Non-Vote
28,086,213	96,381,851	12,073,511	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: May 20, 2011	By:	/s/ Glen T. Senk
Glen T. Senk
Chief Executive Officer